GUARANTY AGREEMENT
This Guaranty Agreement (this "Agreement"), dated as of December 14, 2018, is made by TECOGEN INC., a Delaware corporation (the “Guarantor”), in favor of each of COGENONE LLC, a Delaware limited liability company (the “Company”), and SDCL TG COGEN LLC, a Delaware limited liability company (the "Purchaser", and together with the Company, the “SDCL Parties”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Billing Agreement dated as of the date hereof (as amended from time to time, the “Billing Agreement”) among the Guarantor and Company, and the rules of usage set forth in the Billing Agreement shall apply to this Agreement.
RECITALS
This Agreement is given in consideration of the Purchaser entering into that certain Membership Interest Purchase Agreement, dated as of the date hereof (as amended, restated, or otherwise modified from time to time, the “Purchase Agreement”), with American DG Energy Inc., a Delaware corporation (“ADG”, and together with the Guarantor, the “Tecogen Parties”) and the Guarantor, providing, subject to the terms and conditions set forth therein, for the purchase by the Purchaser from ADG of all of the membership interests of the Company.
ADG is a wholly-owned subsidiary of the Guarantor, and the Guarantor will receive substantial and direct benefits from the transactions contemplated by the Purchase Agreement and Transaction Documents. The Guarantor has agreed to enter into this Agreement to provide assurance for the obligations of ADG in connection with the Purchase Agreement and to induce the Purchaser and Company to enter into the Purchase Agreement and related agreements including the Billing Agreement and other Transaction Documents.
It is a condition precedent to the Purchaser entering into the Purchase Agreement and Transaction Documents to which the Purchaser is party, and a condition precedent to the Company entering into the Transaction Documents to which the Company is party, that the Guarantor shall have executed and delivered this Agreement and the other Transaction Documents.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, and the Guarantor hereby furnishes its guarantee of the Guaranteed Obligations (as hereinafter defined), as follows:
1.Guaranty. To induce the SDCL Parties to make and perform the Purchase Agreement and Transaction Documents, the Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment and performance when due, whether at stated maturity, by required prepayment, upon acceleration, termination, demand or otherwise, and at all times thereafter, of any and all existing and future obligations, indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for purchase consideration, interest, fees, indemnities, damages, costs, expenses or otherwise, of ADG to the Purchaser and the Company arising under the Purchase Agreement, and any instruments, agreements or other documents of any kind or nature now or hereafter executed by ADG in connection with the Purchase Agreement, whenever created, arising, evidenced or acquired (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Purchaser or the Company in connection with the collection or enforcement thereof), and whether recovery upon such obligations, indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any of the Tecogen Parties under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and including interest that accrues after the commencement by or against any of the Tecogen Parties of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”).
2.No Discharge or Diminishment of Guaranty.
(a)    The obligations of the Guarantor hereunder shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Agreement, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. The obligations of the Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of ADG liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Tecogen Party or its assets or any resulting release or discharge of any obligation of any Tecogen Party; or (iv) the existence of any claim, setoff or other rights which the Guarantor may have at any time against ADG, any SDCL Party or any other Person, whether in connection herewith or in any unrelated transactions. The obligations of the Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by ADG, of the Guaranteed Obligations or any part thereof.
(b)    Further, the obligations of the Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of any SDCL Party to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of ADG for all or any part of the Guaranteed Obligations; (iv) any action or failure to act by any SDCL Party with respect to any collateral (if any) securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or to the fullest extent permitted under applicable law, any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the payment in full in cash of the Guaranteed Obligations).
3.No Setoff or Deductions; Taxes; Payments. The Guarantor shall make all payments hereunder in immediately available funds in U.S. dollars without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Guarantor is compelled by law to make such deduction or withholding. If any such obligation (other than one arising with respect to taxes based on or measured by the income or profits of the Purchaser or Company) is imposed upon the Guarantor with respect to any amount payable by it hereunder, the Guarantor will pay to the Purchaser, on the date on which such amount is due and payable hereunder, such additional amount in U.S. dollars as shall be necessary to enable the Purchaser to receive the same net amount which the Purchaser would have received on such due date had no such obligation been imposed upon the Guarantor. The Guarantor will deliver promptly to the Purchaser certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Guarantor hereunder. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Agreement.
4.Rights of Purchaser. The Guarantor consents and agrees that the Purchaser or Company may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security (if any) for the payment of this Agreement or any Guaranteed Obligations; (c) apply such security (if any) and direct the order or manner of sale thereof as the Purchaser in its sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Agreement or which, but for this provision, might operate as a discharge of the Guarantor.
5.Certain Waivers. The Guarantor waives (a) any defense arising by reason of any disability or other defense of ADG or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Purchaser or Company) of the liability of ADG; (b) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of ADG; (c) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder; (d) any right to require the Purchaser or Company to proceed against ADG, proceed against or exhaust any security (if any) for the Guaranteed Obligations, or pursue any other remedy in the Purchaser’s or Company’s power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Purchaser or Company; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. The Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Agreement or of the existence, creation or incurrence of the Guaranteed Obligations.
6.Obligations Independent. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against the Guarantor to enforce this Agreement whether or not ADG or any other person or entity is joined as a party.
7.Subrogation. The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Agreement until all of the Guaranteed Obligations and any amounts payable under this Agreement have been paid and performed in full in cash. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Purchaser and shall forthwith be paid to the Purchaser to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.
8.Termination; Reinstatement. This Agreement is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until the Discharge Date. Notwithstanding the foregoing, this Agreement shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of ADG or the Guarantor is made, or the Purchaser or Company exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Purchaser in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Purchaser or Company is in possession of or has released this Agreement and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantor under this paragraph shall survive termination of this Agreement.
9.Subordination. The Guarantor hereby subordinates the payment of all obligations and indebtedness of ADG owing to the Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of ADG to the Guarantor as subrogee of the Purchaser or Company or resulting from the Guarantor’s performance under this Agreement, to the payment in full in cash of all Guaranteed Obligations. If the Purchaser so requests, any such obligation or indebtedness of ADG to the Guarantor shall be enforced and performance received by the Guarantor as trustee for the Purchaser and the proceeds thereof shall be paid over to the Purchaser on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantor under this Agreement.
10.Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Guarantor or ADG under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Purchaser.
11.Expenses. The Guarantor shall pay on demand all reasonable out-of-pocket expenses (including attorneys’ fees and expenses) in any way relating to the enforcement or protection of the Purchaser’s or Company’s rights under this Agreement or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of the Purchaser or Company in any proceeding under any Debtor Relief Laws. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Agreement.
12.Miscellaneous. No provision of this Agreement may be waived, amended, supplemented or modified, except by a written instrument executed by the parties hereto. No failure by the Purchaser or Company to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein. The section and other headings contained in this Agreement are for reference purposes only and shall not affect interpretation of this Agreement in any respect. This Agreement has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of guaranties or suretyships in favor of the guarantor or surety, nor any doctrine of construction of ambiguities in agreement or instruments against the party controlling the drafting thereof, shall apply to this Agreement.
13.Condition of ADG. The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from ADG and any other guarantor such information concerning the financial condition, business and operations of ADG and any such other guarantor as the Guarantor requires, and that neither the Purchaser nor Company has any duty, and the Guarantor is not relying on the Purchaser or Company at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of ADG or any other guarantor (the Guarantor waiving any duty on the part of the Purchaser or Company to disclose such information and any defense relating to the failure to provide the same).
14.Setoff. If and to the extent any payment is not made when due hereunder, the Purchaser and Company may set off against and apply to such due and payable amount any obligation of any nature of any SDCL Party to any Tecogen Party, including but not limited to any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held by an SDCL Party to or for the credit or the account of any Tecogen Party, irrespective of whether or not the SDCL Parties shall have made any demand under this Agreement, any other Transaction Document or the Purchase Agreement and although such obligations of any Tecogen Party may be contingent or unmatured. The rights of each SDCL Party under this Section are in addition to other rights and remedies (including other rights of setoff) that the SDCL Parties may have. Each SDCL Party agrees to notify the Tecogen Parties promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
15.Representations and Warranties. The Guarantor represents and warrants to each SDCL Party that:
(a)    The Guarantor is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation (to the extent good standing is applicable under the relevant corporate law), and has all requisite corporate power and authority to conduct its business as it is now being conducted.
(b)    The Guarantor has all requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which it is party and has taken all necessary action to authorize the execution and delivery of this Agreement and each other Transaction Document to which it is party.
(c)    This Agreement and each other Transaction Document to which the Guarantor is party has been duly and validly executed and delivered by the Guarantor and constitutes its legal, valid and binding obligation, enforceable in accordance with their respective terms, except as the same may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(d)    The execution, delivery and performance by the Guarantor of this Agreement and each other Transaction Document to which it is party, and the consummation of the transactions contemplated hereunder and thereunder, do not or will not: (i) violate its organizational documents; (ii) violate any provision or requirement of any Applicable Law; or (iii) violate in any material respect, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty, premium or right of termination to arise or accrue under, any material contract to which it is a party.
(e)    All third party consents which are required for the execution, delivery and performance by the Guarantor of this Agreement and each other Transaction Document to which it is party and the consummation of the transactions contemplated hereunder and thereunder have been obtained and are in full force and effect.
(f)    No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or against any of its properties or revenues with respect to this Agreement, any other Transaction Document to which it is party or any of the transactions contemplated hereby or thereby.
(g)    The Guarantor is not, nor has it ever been the subject of an Insolvency Proceeding. Each Tecogen Party is solvent and the transactions and obligations hereunder do not and will not render such Tecogen Party not solvent. Such Tecogen Party has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Such Tecogen Party is generally able to pay, and as of the date hereof is paying, its debts as they come due.
(h)    The Guarantor hereby acknowledges, represents, and warrants that it receives direct and indirect benefits by virtue of its affiliation with ADG and that the Guarantor will receive direct and indirect benefits from the arrangements contemplated by the Purchase Agreement and Transaction Documents and that such benefits, together with the rights of subrogation that may arise in connection herewith, are a reasonably equivalent exchange of value in return for providing the guarantee under this Agreement.
16.Indemnification and Survival. Without limiting any other obligations of the Guarantor or ADG or remedies of the Purchaser or Company under the Purchase Agreement or any Transaction Document, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each of the Purchaser and Company from and against, and shall pay on demand, any and all damages, losses, liabilities and expenses (including reasonable attorneys’ fees and expenses) incurred by the Purchaser or Company in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of ADG, enforceable against ADG in accordance with their terms. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Agreement.
17.Assignment. This Agreement shall (a) bind the Guarantor and its successors and assigns, provided that the Guarantor may not assign its rights or obligations under this Agreement without the prior written consent of the Purchaser and Company (and any attempted assignment without such consent shall be null and void), and (b) inure to the benefit of the Purchaser, the Company and their respective successors and assigns, and the Purchaser or Company may, without notice to the Guarantor and without affecting the Guarantor’s obligations hereunder, assign or sell the Guaranteed Obligations and this Agreement, in whole or in part. The Guarantor agrees that the Purchaser or Company may disclose to any assignee of or investor in, or any prospective assignee of or investor in, any of the Purchaser’s or Company’s rights or obligations of all or part of the Guaranteed Obligations any and all information in the Purchaser’s or Company’s possession concerning the Tecogen Parties, this Agreement and Guaranteed Obligations.
18.GOVERNING LAW; Jurisdiction.
(a)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, REGARDLESS OF ANY CONFLICTS OF LAW PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF THE LAW OF A DIFFERENT STATE.
(b)    The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Transaction Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Transaction Document shall affect any right that any SDCL Party may otherwise have to bring any action or proceeding relating to any Transaction Document against any Tecogen Party or its properties in the courts of any jurisdiction.
(c)    The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Transaction Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 19. Nothing in any Transaction Document will affect the right of any party to any Transaction Document to serve process in any other manner permitted by law.
19.Notices. All notices and other communications to any party hereto under this Agreement shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile to such at its address set forth in Schedule 1 hereto or at such other address in the United States as may be specified by such party in a written notice delivered to the other parties hereto at such office as a party hereto may designate for such purpose from time to time in a written notice to the other parties hereto.
20.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PURCHASE AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE PURCHASE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
21.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
FINAL AGREEMENT. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.
IN WITNESS WHEREOF, the Guarantor has caused this Agreement to be executed as of the date first above written.
GUARANTOR
TECOGEN INC.

By: /s Benjamin Locke
Name: Benjamin Locke
Title: CEO

SCHEDULE 1
ADDRESS FOR NOTICES
To the Guarantor:
Tecogen, Inc.
45 First Avenue
Waltham, MA 02451
Attn: Robert Panora and Benjamin Locke
Email: Robert.Panora@tecogen.com and Benjamin.Locke@tecogen.com
Tel.: 1-781-522-6000

To either SDCL Party:
c/o Sustainable Development Capital LLP
1120 Avenue of the Americas, 4th Floor
New York, NY 10036
Attn: David Maxwell and Vassos Kyprianou
Telephone: 1-212 626 6855 and 646 380 3294
E-Mail: david.maxwell@sdcl-ee.com and vassos.kyprianou@sdcl-ee.com with copies to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati PC
1301 Avenue of the Americas
New York, NY 10019
Attn: Charlotte J. Kim
Telephone: (212) 453-2888
E-Mail: ckim@wsgr.com

1